UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2024

PENN Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant’s Telephone Number, Including Area Code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2024, following an extensive search process, the Board of Directors (the “Board”) of PENN Entertainment, Inc. (the “Company”) increased the size of the Board from nine directors to ten directors and subsequently elected Anuj Dhanda to fill the vacancy, subject to customary regulatory approvals and requirements pending licensure. Mr. Dhanda was elected as a Class I director and will stand for election at the 2024 annual meeting of shareholders.

Mr. Dhanda currently serves as Executive Vice President and Chief Technology and Transformation Officer for Albertsons, a Fortune 100 Idaho-based chain of grocery stores with locations across the United States. In his current role, Mr. Dhanda is responsible for IT architecture, application platforms, supply chain modernization, data analytics, infrastructure and information security. Mr. Dhanda’s experience includes integrating the technology systems of Albertsons and Safeway in connection with the merger of the two companies in 2015 and overseeing Albertsons’ recent transition to a cloud system. Prior to joining Albertsons, Mr. Dhanda served as Senior Vice President of Digital Commerce and Chief Information Officer at Giant Eagle, a leading retailer in the Midwest, where he was accountable for managing aspects of technology apps, architecture and infrastructure. Additionally, Mr. Dhanda held Chief Information Officer roles at PNC Financial Services for nearly 15 years. Mr. Dhanda has been active in numerous professional and philanthropic causes, including as a member of the CIO Council for Greylock; member of the President’s Council for Oracle; former Chairman of the Board at the Mattress Factory Museum; board member of the Carnegie Museum of Art; and board member of United Way of Allegheny County. Mr. Dhanda has been recognized by CIO100 and was an honoree of the CIO Hall of Fame in 2019. He received both his MBA and Ph.D. in Finance from Rutgers University.

The Company has not yet made a determination as to the committees of the Board on which Mr. Dhanda will serve. Mr. Dhanda shall be eligible to participate in all previously established and disclosed compensation plans in which non-employee directors participate. Such compensation plans are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2023. There are no arrangements or understandings between Mr. Dhanda and any other person pursuant to which he was selected as a director. Mr. Dhanda has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On March 21, 2024, the Company issued a press release announcing Mr. Dhanda’s election to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated March 21, 2024 of PENN Entertainment, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2024	PENN ENTERTAINMENT, INC.

	By:	/s/ Christopher Rogers
Christopher Rogers
Executive Vice President, Chief Strategy Officer and Secretary